PHOENIX KAYNE FUNDS
CIK# 0001018593
SEMI-ANNUAL 06/30/05

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class X $1,324, Class A $424, Class B $9 and Class C $8. Series 2- Class X $0, Class A $0, Class B $0 and Class C $0.
Series 3- Class X $444, Class A $91, Class B $0 and Class C $0.

73A1/73A2-
Series 1- Class X 0.2310, Class A 0.1940, Class B 0.0510 and Class C 0.0510.
Series 2- Class X $0, Class A $0, Class B $0 and Class C $0.
Series 3- Class X 0.140, Class A 0.108, Class B 0 and Class C 0.

74U1/74U2-
Series 1- Class X 5,479, Class A 832, Class B 179 and Class C 156
Series 2- Class X 3,674, Class A 1,805, Class B 192 and Class C 681 Series 3- Class X 3,154, Class A 839, Class B 35 and Class C 87

74V1/74V2-
Series 1- Class X $15.53, Class A $15.49, Class B $15.36
and Class C $15.37
Series 2- Class X $21.31, Class A $21.15, Class B $20.67
and Class C $20.69
Series 3- Class X $13.93, Class A $13.86, Class B $13.78 and Class C $13.78.